Exhibit 10.2

DEVELOPMENT AND SUPPLY AGREEMENT

THIS DEVELOPMENT AND SUPPLY AGREEMENT (the “Agreement”) is entered into as of March 24, 2023 by and between Vision Opportunity Fund LP (“Client”) having an address at 50210 Bermont Rd, Punta Gorda, FL 33982 and Inno Metal Studs Corp (“Inno”) having an address at 2465 FM-359 S, Brookshire TX 77423.

WHEREAS Client wishes to engage Inno to develop and supply the construction of senior multi- family apartments with dimensions of approximately 110,000 sqft. located at 50210 Bermont Rd. Punta Gorda, FL 33982 (the “Project”), and Inno wishes to develop and supply the Project, all in accordance with the terms and conditions hereof;

NOW THEREFORE in consideration of the mutual covenants and agreements herein contained, the parties agree as follows:

1.	Developer & Supplier Responsibilities.

1.1.	The Services. Inno shall:

1.	Act as the overall project developer;

2.	Act as the supplier of metal framing studs;

3.	Conduct preliminary development work, including research, soil analysis, redesign, architectural planning, site work, zoning work, and surveying;

4.	Exterior design: finalize appearance and technological development;

5.	Pull the city permit;

6.	Work as the project developer, coordinating with the local GC, completing certain overhead/management items, and approving payments;

7.	Perform quality control, project budgeting, and general project supervision

8.	The supervision and audit of all vendors’ qualifications and construction safety;

9.	Hire professional inspectors to inspect the construction process;

10.	Manage draw requests;

11.	Assist Client in obtaining construction loans;

12.	Provide structural materials with G&L product insurance;

13.	Coordinate with the GC on the whole project through project completion; and

14.	Detailing, design and structural engineering (collectively, the “Services”).

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

1.2.	Commencement. Inno shall be permitted to begin the Services once receiving the down payment due as outlined in Appendix I attached hereto.

1.3.	Completion. Exact date of completion to be determined after all applicable permits have been granted. Following the grant of all applicable approvals, the estimated duration of the Services shall be approximately 18 months.

1.4.	Time is of the Essence. Time is of the essence in the performance of Inno’s obligations under this Agreement.

1.5.	Inno shall guarantee the construction loan up to $[***] for the Project, while using the Project as the collateral.

1.6	Inno shall be responsible to obtain all required permits and licenses.

2.	Contract Fees and Payment.

2.1.	Fees. Client shall pay to Inno an amount equal to a total of $15,875,800.00 plus applicable tax (“Total Fee”), to be due on certain dates due as outlined in Appendix I attached hereto. In the event that structural materials are required to be stored after [***] days following the completion date, Client shall pay a one-time fee equal to $[***].

2.2.	Payment Schedule. Payment shall be made by Client to Inno as follows:

2.2.1.	During the preparation period before obtaining loans and permits, Client shall make down payment equal to [***] of the Total Fee (“Down Payment”) to be due on within [***]. Down Payment is not refundable. However, if Inno fail to provide construction loan and or fail to obtain required permits and licenses, Inno needs to return the deposit.

2.2.2.	After obtaining the loan or commencing the project officially, Inno shall provide a detailed draw request of line items with inspector’s signature by the last day of each month.

2.2.3.	Framing studs and related structural components shall be paid-in-full prior to shipment.

2.2.4.	Client shall response, approve, and pay the funds within days after receiving each draw request.

The down payment and all other progress payments are NOT Refundable, unless Inno fails to provide construction loan and or fail to obtain required permits and licenses.

2.3.	Payment Method. Client shall make payment to the following account:

INNO METAL STUDS CORP.

Bank Name: [***]

Routing Number#: [***]

Account Number#: [***]

Bank Headquarter Address: [***]

Bank Branch Address: [***]

2.4.	Late Payment. Client shall pay to the Inno interest at the rate of [***]% per annum on all undisputed amounts unpaid and at least [***] days past due under the Agreement.

3.	Change Orders. Any alteration or deviation from the Services mentioned or any other contractual specifications that result in a revision of this Agreement (“Change Order”) shall be agreed to and executed by both parties and shall become a part of this Agreement.

4.	Rights to Terminate. Unless otherwise stated under the terms of this Agreement, no party has the right to terminate this Agreement unless mutually agreed upon in writing by both parties. However, if Inno fail to provide construction loan and or fail to obtain required permits and licenses, the agreement should be terminated automatically.

5.	Subcontracting. Inno may subcontract, either in part or in whole, any of the Services authorized under this Agreement, provided Inno obtains a written agreement from each subcontractor to be approved, in writing, in advance by Client.

6.	Assignment. Inno shall not have the right to assign any rights under this Agreement or any part of the Services included herein, except in connection with the transfer or sale of all or substantially all of its business or in the event of a merger, consolidation or direct or indirect change in control, provided that the assignee assumes in writing and becomes directly obligated to the other party to perform all of the obligations of Inno under this Agreement. Subject to the foregoing, this Agreement shall be binding upon Inno’s employees, heirs, executors, successors, and assigns.

7.	Indemnification. To the extent that Texas State law limits the defense or indemnity obligations of the Client to Inno, the intent hereunder is to provide the maximum defense and indemnity obligations allowed by Inno under the law. This indemnification shall extend to claims occurring after this Agreement is terminated or satisfied, as well as while it is in force.

8.	Intellectual Property Ownership. Except as expressly set forth herein, as between the parties, each party is and shall remain the owner of all intellectual property, including design copyright owned by Inno, that it owns or controls as of the date of this Agreement or that it develops or acquires thereafter.

9.	Notices.

9.1.	All notices under this Agreement shall be in writing and sent either by secure email or at each party’s discretion by other secure delivery to the following address:

To Client at:

Vision Opportunity Fund LP

50210 Bermont Rd.

Punta Gorda, FL 33982

Attention: [***]

Telephone: [***]

Email: [***]

To Inno at:

Inno Metal Studs Corp

2465 FM-359 S

Brookshire, TX 77423

Attention: [***]

Telephone: [***]

Email: [***]

9.2.	Addresses for notices and communications may be changed by subsequent written notice to the other party.

10.	Resolution of Disputes, Mediation, and Arbitration. If any dispute arises concerning any provision of this Agreement, in connection with this Agreement, or regarding the performance of either party under this Agreement, the parties shall attempt to resolve that dispute by engaging in good faith, confidential negotiations within 60 days after the dispute arises through a neutral mediator, mutually agreed upon by the parties. The mediator’s fees shall be shared and paid equally by both parties. Any dispute that the parties are unable to resolve through mediation, except for any action by Inno as provided in this section, shall be resolved by confidential arbitration in Houston, Texas. Arbitration shall be conducted pursuant to the Federal Arbitration Act and the Commercial Arbitration Rules of the American Arbitration Association (except as otherwise agreed by the parties) before a single arbitrator with at least 10 years’ experience in matters involving residential construction who shall be appointed by mutual agreement of the parties. If an arbitrator is not appointed with 60 days of the request for arbitration, the arbitrator shall be selected in accordance with the rule of the American Arbitration Association. Any arbitration award shall be final, non-appealable, and binding on the parties, and any judgment may be entered in any court of competent jurisdiction. Notwithstanding the prior provisions of this section, if any dispute arises, Inno shall have the right to take any steps that may be provided by law to preserve or secure any lien on the property to secure and enforce payment of monies due at any time, including recording one or more lien certificates in the appropriate Registry of Deeds. Inno shall also have the right to commence legal action in any court of competent jurisdiction to enforce and preserve any lien or to otherwise seek any temporary or injunctive relief as provided under law, and such legal action by Inno shall not be subject to the arbitration requirements set forth above.

11.	Confidential Information. For the purposes of this Agreement, “Confidential Information” shall mean any information or material that is proprietary to a party or designated as confidential by such party (“Disclosing Party”) and received by another party (“Receiving Party”) in direct relation to this Agreement. Further, Confidential Information may be considered any information that is conceived, originated, discovered, or developed in whole or in part by Inno in accordance with providing its Services. Confidential Information does not include (1) information that is or becomes publicly known without restriction and without breach of this Agreement, or that is employed by the trade at or after the time the Receiving Party first learns of such information; (2) generic information or knowledge which the Receiving Party would have learned in the course of similar employment or work elsewhere in the trade; (3) information the Receiving Party lawfully receives from a third party without restriction of disclosure and without breach of a nondisclosure obligation; (4) information the Receiving Party rightfully knew prior to receiving such information from the Disclosing Party to the extent such knowledge was not subject to restrictions of further disclosure; and (5) information the Receiving Party develops independent of any information originating from the Disclosing Party. Specifically, Client may submit plans, schematics, ideas, concepts, drawings, details, or other information to assist Inno with the Services to be performed herein, which shall strictly be considered Confidential Information. The final approved shop drawings/project plans (the “Plans”) as outlined in Section [_] shall remain the exclusive property of Client and shall not be disclosed, shared with or sold to any third parties without prior written consent from Client.

11.1.	Prime Confidential Information. The following shall constitute Confidential Information of Inno and should not be disclosed to third (3rd) parties: the deliverables, discoveries, ideas, concepts, software [in various stages of development], designs, drawings, specifications, techniques, models, data, source code, source files, object code, documentation, diagrams, flow charts, research, development, processes, procedures, “know-how”, marketing techniques and materials, marketing and development plans, customer names and other information related to customers, price lists, pricing policies and financial information, this Agreement and the existence of this Agreement, the relationship between Inno and Client, and any details of the Service under this Agreement. Client agrees not to use or reference Inno and/or its name, likeness, or logos (“Identity”), unless Client receives written consent in advance. Client will not use or reference Inno or its Identity, directly or indirectly, in conjunction with any other third (3rd) parties unless Client gives written consent in advance.

11.2.	Non-Disclosure. The parties hereby agree that during the term hereof, and at all times thereafter, and except as specifically permitted herein or in a separate writing signed by the Disclosing Party, the Receiving Party shall not use, commercialize or disclose Confidential Information to any person or entity.

12.	Miscellaneous Provisions

12.1.	Governing Law. This Agreement shall be governed under the laws in the State of Texas.

12.2.	Entire Agreement. This Agreement represents the entire agreement between Client and Inno and supersedes any prior written or oral representations.

12.3.	Construction. The headings used in this Agreement are provided for convenience only and will not affect the meanings or interpretation of any term or condition of this Agreement. All words used in this Agreement will be construed to be of such gender or number, as the circumstances require. Whenever the words “include” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation”.

12.4.	Severability. If any term, covenant, condition, or provision of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the provisions shall remain in full force and effect and shall in no way be affected, impaired, or invalidated.

12.5.	Survival. The provisions of this Agreement which by their nature should apply beyond their terms will remain in force after any termination or expiration of this Agreement including, but not limited to, provisions relating to confidentiality, indemnification, disputes and governing law.

12.6.	Force Majeure. Inno shall not be liable for any failure to perform under this Agreement when such failure is due to causes beyond Inno’s reasonable control, including, but not limited to, acts of State or governmental authorities, acts of terrorism, natural catastrophe, fire, storm, flood, earthquakes, accident, and prolonged shortage of energy (each, a “Force Majeure Event”). Inno shall promptly advise Client of a Force Majeure Event within three (3) business days of the occurrence of the Force Majeure Event. In the event of such a delay, any date stated herein shall be extended for a period of time necessary for Inno to complete the Services, provided that Inno must diligently mitigate and prosecute a cure of such delay. If the delay remains in effect for a period of more than thirty (30) days, contrary to Section 4, Client has the right to terminate this Agreement upon written notice to Inno. Inno agrees that the fees outlined in Section 2.1 includes the costs to comply with all applicable laws, safety measures, orders, and regulations in effect as of the date of this Agreement, including those relating to the ongoing COVID-19 pandemic.

12.7.	Appendices. The following Appendices are attached to this Agreement and are made a part of herein.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement was signed by the parties under the hands of their duly authorized officers and made effective as of the undersigned date.

VISION OPPORTUNITY FUND LP

/s/ Wen Hua
Signature

Wen Hua
Name

3/29/2023
Date

INNO METAL STUDS CORP

/s/ Dekui Liu
Signature

Dekui Liu
Name

3/29/2023
Date